Exhibit 10.17

COMVERGE, INC.

STOCK ISSUANCE AGREEMENT

This Stock Issuance Agreement (this “Agreement”), is made as of this              day of             , 20             by and between Comverge, Inc. (the “Company”), and             , (“Purchaser”).

All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

A.	PURCHASE OF SHARES

1. Purchase. Purchaser hereby purchases              shares of Common Stock (the “Purchased Shares”) pursuant to the terms of this Agreement at the purchase price of $             per share (the “Purchase Price”).

2. Payment. [Purchaser has paid the aggregate Purchase Price for all of the Purchased Shares by rendering services to the Company prior to the date hereof.] Concurrently with the delivery of this Agreement to the Company, Purchaser [shall pay the aggregate Purchase Price for all Purchased Shares in cash or cash equivalent and] shall deliver a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Annex A) with respect to the Purchased Shares.

3. Stockholder Rights. Until such time as the Company exercises the Repurchase Right or the First Refusal Right, Purchaser (or any successor in interest) shall have all stockholder rights (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions imposed by this Agreement.

B.	SECURITIES LAW COMPLIANCE

1. Investment Intent. Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Purchased Shares. Purchaser is acquiring the Purchased Shares for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the 1933 Act.

2. Restricted Securities.

(a) The Purchased Shares have not been registered under the 1933 Act and are being issued to Purchaser in reliance upon the exemption from such registration provided by Section 4(2) of the 1933 Act or SEC Rule 504, 505, 506 or 701. Purchaser acknowledges and understands that the Purchased Shares constitute “restricted securities” under the 1933 Act and have not been registered under the 1933 Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein. Purchaser understands that, in the view of the SEC, the statutory basis for such exemption may be unavailable if Purchaser’s representation was predicated solely upon a present intention to hold the Purchased Shares for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Purchased Shares, or for a period of one year or any other fixed period in the future. Purchaser further understands that the Purchased Shares must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Purchased Shares. Purchaser understands that the certificate evidencing the Purchased Shares will be imprinted with the legends set forth herein and any other legend required under applicable state securities laws.

(b) Purchaser is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the 1933 Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the issuance of the Purchased Shares to the Purchaser, the issuance will be exempt from registration under the 1933 Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, 90 days thereafter (or such longer period as any market stand-off agreement may require) the Purchased Shares exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the 1934 Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Purchased Shares, together with all other securities of the Company sold by Purchaser that are required to be aggregated under Rule 144(e), being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

(c) In the event that the Company does not qualify under Rule 701 at the time of issuance of the Purchased Shares, then the Purchased Shares may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Purchased Shares were sold by the Company or the date the Purchased Shares were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Purchased Shares by an affiliate, or by a non-affiliate who subsequently holds the Purchased Shares less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

3. Restrictive Legends. The stock certificates representing the Purchased Shares shall be endorsed with one or more of the following restrictive legends:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state’s securities laws and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such laws or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”

“The shares represented by this certificate are subject to certain repurchase rights and rights of first refusal granted to the Company and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated                      ,             , between the Company and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Company’s principal corporate offices.”

C.	TRANSFER RESTRICTIONS

1. Restriction on Transfer. Except for any Permitted Transfer, Purchaser shall not transfer, assign, encumber or otherwise dispose of any of the Unvested Shares. Vested Shares shall not be transferred, assigned, encumbered or otherwise disposed of in contravention of the First Refusal Right, the Market Stand-Off or the transfer restrictions set forth in Article B.

2. Transferee Obligations. Each person (other than the Company) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (a) the Repurchase Right, (b) the First Refusal Right, (c) the Market Stand-Off and (d) the transfer restrictions set forth in Article B, to the same extent such shares would be so subject if retained by Purchaser.

3. Market Stand-Off.

(a) In connection with the Company’s initial Qualified Public Offering and any underwritten public offering by the Company of its equity securities effected within two years thereafter, Owner shall not sell, make any short sale of, hedge with, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Vested Shares without the prior written consent of the Company or its underwriters (the “Market Stand-Off”). The Market Stand-Off shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters; provided, however, that such period shall not exceed 180 days.

(b) Owner shall be subject to the Market Stand-Off; provided and only if the officers and directors of the Company are also subject to similar restrictions.

(c) Any new, substituted or additional securities that are by reason of any Recapitalization or Reorganization distributed with respect to the Vested Shares shall be immediately subject to the Market Stand-Off.

(d) In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Vested Shares until the end of the applicable stand-off period.

D.	REPURCHASE RIGHT

1. Grant. The Company is hereby granted the right (the “Repurchase Right”) to repurchase at the Repurchase Price any or all of the Purchased Shares that are Unvested Shares at the time Purchaser’s Service ceases [for any reason or for no reason] [other than by reason of an Involuntary Termination].

2. Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Unvested Shares at any time during the 90-day period following the date Purchaser’s Service is [terminated for any reason or for no reason] [Involuntarily Terminated]. The notice shall indicate the number of Unvested Shares to be repurchased, the Repurchase Price to be paid per share, and the date on which the repurchase is to be effected, such date to be not more than 30 days after the date of such notice. The certificates representing the Unvested Shares to be repurchased shall be delivered to the Company on the closing date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Company shall pay to Owner, in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the aggregate Repurchase Price for the Unvested Shares that are to be repurchased from Owner.

3. Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Paragraph D.2. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to all of the Purchased Shares upon the earliest to occur of the following:

(a) December 31, 2009;

(b) a Qualified Public Offering [(at a minimum per share price of $            )]; and

(c) a Corporate Transaction.

All Vested Shares shall, however, be subject to (i) the First Refusal Right, (ii) the Market Stand-Off and (iii) the transfer restrictions set forth in Article B.

4. [Repurchase Followed by Corporate Transaction or Qualified Public Offering. In the event (i) Purchaser’s Service is Involuntarily Terminated and the Company exercises the Repurchase Right with respect to any Unvested Shares and (ii) the Company closes a Qualified Public Offering or Corporate Transaction on or prior to the date that is six months from the date Purchaser is Involuntarily Terminated, then the Company shall pay to Purchaser an amount in cash or other same-day funds equal to the product of (x) the number of shares repurchased by the Company pursuant to the Repurchase Right times (y) the result of (A) the price per share that shares are sold in the Qualified Public Offering or the price per share paid in connection with a Corporate Transaction, as applicable, minus (B) the Repurchase Price paid for the shares repurchased by the Company; provided that the number of shares and the price per share shall be appropriately adjusted for any Recapitalization that occurs prior to the closing of such Qualified Public Offering or Corporate Transaction. In the event the price per share that shares are sold in the Qualified Public Offering or the price per share paid in connection with a Corporate Transaction, as applicable, is zero or less, then no payment shall be required to be made either by the Company or by Purchaser. Any amount payable by the Company pursuant to the foregoing sentence shall be paid to Purchaser within 30 days after the closing of the Qualified Public Offering or Corporate Transaction, as applicable. This provision shall not apply to a repurchase by the Company upon Purchaser’s resignation or the termination of Purchaser’s Service for Misconduct.]

5. Recapitalization. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) that is by reason of any Recapitalization distributed with respect to the Unvested Shares shall be immediately subject to the Repurchase Right and any escrow requirements hereunder. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Unvested Shares subject to this Agreement.

E.	RIGHT OF FIRST REFUSAL

1. Grant. The Company is hereby granted the right of first refusal (the “First Refusal Right”) exercisable in connection with any proposed transfer of Vested Shares. For purposes of this Article E, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition of Vested Shares intended to be made by Owner, but shall not include any Permitted Transfer.

2. Notice of Intended Disposition. In the event any Owner of Vested Shares desires to accept a bona fide third-party offer for the transfer of any or all of such shares (the Vested Shares subject to such offer to be hereinafter referred to as the “Target Shares”), Owner shall promptly (a) deliver to the Company written notice (the “Disposition Notice”) of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (b) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles B and C.

3. Exercise of the First Refusal Right.

(a) The Company shall have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which Owner consents. Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to Owner prior to the 25th day following the Company’s receipt of the Disposition Notice. If such right is exercised with respect to all the Target Shares, then the Company shall effect the repurchase of such shares, including payment of the aggregate purchase price, not more than five business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Company.

(b) Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property.

If Owner and the Company cannot agree on such cash value within ten days after the Company’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Owner and the Company or, if they cannot agree on an appraiser within twenty days after the Company’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Owner and the Company. The closing shall then be held on the later of (i) the fifth business day following delivery of the Exercise Notice or (ii) the fifth business day after such valuation shall have been made.

4. Non-Exercise of the First Refusal Right. In the event the Exercise Notice is not given to Owner prior to the expiration of the 25-day exercise period, Owner shall have a period of 30 days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Articles B and C. The third-party offeror shall acquire the Target Shares subject to the First Refusal Right and the provisions and restrictions of Article B and Paragraph C.3, and any subsequent disposition of the acquired shares must be effected in compliance with the terms and conditions of such First Refusal Right and the provisions and restrictions of Article B and Paragraph C.3. In the event Owner does not effect such sale or disposition of the Target Shares within the specified 30-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses.

5. Partial Exercise of the First Refusal Right. In the event the Company makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Company delivered within five business days after Owner’s receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

(a) sale or other disposition of some or all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Paragraph E.4, as if the Company did not exercise the First Refusal Right; or

(b) sale to the Company of the portion of the Target Shares which the Company has elected to purchase, such sale to be effected in substantial conformity with the provisions of Paragraph E.3. The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses.

Owner’s failure to deliver timely notification to the Company shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (a) above.

6. Recapitalization/Reorganization.

(a) Any new, substituted or additional securities or other property that is by reason of any Recapitalization distributed with respect to Vested Shares shall be immediately subject to the First Refusal Right.

(b) In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Vested Shares in consummation of the Reorganization and shall apply to the remaining Unvested Shares as and when they become Vested Shares.

7. Lapse. The First Refusal Right shall lapse upon the earlier to occur of (a) a Qualified Public Offering or (b) the acquisition of the Company by an entity that is traded on a stock exchange or the Nasdaq Stock Market. However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right, in the case of a transaction subject to (a) above.

F.	SPECIAL TAX ELECTION

If Code Section 83(b) is applicable to the issuance of the Purchased Shares, the excess of the Fair Market Value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Purchase Price paid for those shares will be reportable as ordinary income on the lapse date. For this purpose, the term “forfeiture restrictions” includes the right of the Company to repurchase the Purchased Shares pursuant to the Repurchase Right. Purchaser may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty days after the date of this Agreement. Even if the Fair Market Value of the Purchased Shares on the date of this Agreement equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. Should Purchased Shares be forfeited following a Section 83(b) election, the amount recognized as ordinary income incident to such election may not be treated as a capital loss. Any unreimbursed amount paid for such forfeited shares may be treated as a capital loss. The form for making this election is attached as Exhibit A hereto. Purchaser understands that failure to make this filing within the applicable 30-day period could result in the recognition of ordinary income as the forfeiture restrictions lapse. Purchaser acknowledges that it is Purchaser’s sole responsibility, and not the Company’s responsibility, to file a timely election under Code Section 83(b), even if Purchaser requests the Company or its representatives to make this filing on his or her behalf. Moreover, the Company makes no representation that Code Section 83(b) is applicable to the issuance of the Purchased Shares. Purchaser should consult his own tax advisors prior to making a decision to file or not file the form attached as Exhibit A.

G.	GENERAL PROVISIONS

1. Assignment. The Company may assign the Repurchase Right and/or the First Refusal Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Company.

2. At Will Employment. Nothing in this Agreement shall confer upon Purchaser any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Purchaser) or of Purchaser, which rights are hereby expressly reserved by each, to terminate Purchaser’s Service at any time for any reason, with or without cause, with or without notice.

3. Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or on the third day following deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten days advance written notice under this paragraph to all other parties to this Agreement.

4. No Waiver. The failure of the Company in any instance to exercise the Repurchase Right or the First Refusal Right shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Purchaser. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

5. Cancellation of Shares. If the Company shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Company shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

6. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without giving effect to that State’s choice of law or conflict-of-laws rules.

7. Purchaser Undertaking. Purchaser hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Purchaser or the Purchased Shares pursuant to the provisions of this Agreement.

8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

9. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Purchaser, Purchaser’s permitted assigns and the legal representatives, heirs and legatees of Purchaser’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Stock Issuance Agreement on the day and year first indicated above.

COMVERGE, INC.

By:

Name:

Title:

Address:

PURCHASER

Signature:

Printed Name:

Address:

SSN:

[SIGNATURE PAGE TO STOCK ISSUANCE AGREEMENT]

SPOUSAL ACKNOWLEDGMENT

The undersigned spouse of Purchaser has read and hereby approves the foregoing Stock Issuance Agreement. In consideration of the Company’s granting Purchaser the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement, including (without limitation) the right of the Company (or its assigns) to purchase any Purchased Shares in which Purchaser is not vested at time of his cessation of Service by reason other than Involuntary Termination.

PARTICIPANT’S SPOUSE

Address:

ANNEX A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED                                          hereby sell(s), assign(s) and transfer(s) unto Comverge, Inc. or its successors and assigns (the “Company”),                      (            ) shares of the Common Stock of the Company standing in his or her name on the books of the Company represented by Certificate No.                      herewith and do(es) hereby irrevocably constitute and appoint                      as Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:

Signature

Instruction: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Company to exercise the Repurchase Right without requiring additional signatures on the part of Purchaser.

EXHIBIT A

SECTION 83(b) TAX ELECTION

SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name:

Address:

Taxpayer Ident. No.:

(2)	The property with respect to which the election is being made is shares of the common stock of Comverge, Inc.

(3)	The property was issued on , .

(4)	The taxable year in which the election is being made is the calendar year .

(5)	The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer’s service with the issuer terminates. The issuer’s repurchase right will lapse in a series of annual and monthly installments over a four-year period ending on , .

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ per share.

(7)	The amount paid for such property is $ per share.

(8)	A copy of this statement was furnished to Comverge, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)	This statement is executed on , .

Spouse (if any)	Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her federal income tax returns and must be made within thirty days after the execution date of the Stock Issuance Agreement. This filing should be made by registered or certified mail, return receipt requested. Purchaser must retain two copies of the completed form for filing with his or her federal and state tax returns for the current tax year and an additional copy for his or her records.

APPENDIX

The following definitions shall be in effect under the Agreement:

A. “Agreement” shall mean this Stock Issuance Agreement.

B. “Board” shall mean the Company’s Board of Directors.

C. “Code” shall mean the Internal Revenue Code of 1986, as amended.

D. “Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

E. “Company” shall mean Comverge, Inc., a Delaware corporation.

F. “Corporate Transaction” shall mean a change in ownership or control of the Company effected through any of the following transactions in which the price per share paid in connection with such transaction is at least $6.00 (which price shall be appropriately adjusted in the event of a Recapitalization or Reorganization):

(i) a merger, consolidation or other reorganization in which securities representing more than 50% of the total combined voting power of the Company’s outstanding securities are beneficially owned, directly or indirectly, by a person or persons different from the person or persons who beneficially owned those securities immediately prior to such transaction, except that any such transaction effected in connection with or to facilitate a private financing of the Company that is approved by the Board shall not be deemed to be a Corporate Transaction unless otherwise determined by the Board; or

(ii) a sale, transfer or other disposition of all or substantially all of the Company’s assets.

In no event shall any public offering of the Company’s securities be deemed to constitute a Corporate Transaction.

G. “Disposition Notice” shall have the meaning assigned to such term in Paragraph E.2.

H. “Exercise Notice” shall have the meaning assigned to such term in Paragraph E.3.

I. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time listed on the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Stock Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time neither listed on any stock exchange or the Nasdaq Stock Market, then the Fair Market Value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate.

J. “First Refusal Right” shall mean the right granted to the Company in accordance with Article E.

K. “Involuntary Termination” shall mean the termination of Purchaser’s Service by reason of:

(i) Purchaser’s involuntary dismissal or discharge by the Company or Parent or Subsidiary employing Purchaser for reasons other than Misconduct, or

(ii) Purchaser’s voluntary resignation within 60 days following (i) a change in Purchaser’s position with the Company, Parent or Subsidiary employing Purchaser that materially reduces Purchaser’s duties and responsibilities, (ii) a reduction in Purchaser’s base salary by more than 20%, unless the base salaries of all similarly situated individuals are reduced by the Company, Parent or Subsidiary employing Purchaser or (iii) a relocation of Purchaser’s place of employment by more than 50 miles from the metropolitan areas of Norcross, Georgia or East Hanover, New Jersey, provided and only if such change, reduction or relocation is effected without Purchaser’s consent.

L. “Market Stand-Off” shall mean the market stand-off restriction specified in Paragraph C.4.

M. “Misconduct” shall mean (i) the commission of any act of fraud, embezzlement or dishonesty by Purchaser, (ii) any unauthorized use or disclosure by Purchaser of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or (iii) any other intentional misconduct by Purchaser adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner; provided, however, that if the term or concept has been defined in a written employment agreement between the Company and Purchaser, then Misconduct shall have the definition set forth in such employment agreement while such agreement is in effect. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Parent or Subsidiary) to discharge or dismiss Purchaser for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of this Agreement, to constitute grounds for termination for Misconduct.

N. “1933 Act” shall mean the Securities Act of 1933, as amended.

O. “Owner” shall mean Purchaser and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Purchaser.

P. “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Q. “Permitted Transfer” shall mean (i) a gratuitous transfer of the Purchased Shares, provided and only if Purchaser obtains the Company’s prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Purchaser’s will or the laws of inheritance following Purchaser’s death or (iii) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by Purchaser in connection with the acquisition of the Purchased Shares.

R. “Purchase Price” shall have the meaning assigned to such term in Paragraph A.1.

S. “Purchased Shares” shall have the meaning assigned to such term in Paragraph A.1.

T. “Purchaser” shall mean the person identified in the introductory paragraph of this Agreement.

U. “Qualified Public Offering” shall mean the firm commitment underwritten public offering of shares of Common Stock at a price per share of at least $6.00 (which price shall be subject to appropriate adjustment in the event of a Recapitalization or Reorganization).

V. “Recapitalization” shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock as a class without the Company’s receipt of consideration.

W. “Reorganization” shall mean any of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity;

(ii) a sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii) a reverse merger in which the Company is the surviving entity but in which the Company’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger; or

(iv) any transaction effected primarily to change the state in which the Company is incorporated or to create a holding company structure.

X. “Repurchase Price” shall mean [(i) in the event of an Involuntary Termination of Purchaser’s Service,] the Fair Market Value per share of Common Stock on the date Purchaser’s Service ceases [other than by reason of an Involuntary Termination] [or (ii) in the event of the resignation of Purchaser or the termination of Purchaser’s Service for Misconduct, $            per share].

Y. “Repurchase Right” shall mean the right granted to the Company in accordance with Article D.

Z. “SEC” shall mean the Securities and Exchange Commission.

AA. “Service” shall mean the Purchaser’s performance of services for the Company (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the board of directors or an independent contractor.

BB. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

CC. “Target Shares” shall have the meaning assigned to such term in Paragraph E.2.

DD. “Unvested Shares” shall mean the Purchased Shares that have not vested in accordance with the Vesting Schedule applicable to those shares or any special vesting acceleration provisions and that are subject to the Repurchase Right.

EE. “Vested Shares” shall mean the Purchased Shares that have vested in accordance with the Vesting Schedule applicable to those shares or any special vesting acceleration provisions and that are no longer subject to the Repurchase Right.

FF. “Vesting Schedule” shall mean the vesting schedule specified in Paragraph D.3.

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